Exhibit 99.1

Revolve Group Announces First Quarter 2024 Financial Results

Los Angeles, CA – May 7, 2024 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the first quarter ended March 31, 2024.

“We delivered significant expansion of our gross margin and year-over-year efficiency in our variable logistics costs in the first quarter of 2024, which contributed to strong profitability and cash flow generation that further strengthened our balance sheet,” said co-founder and co-CEO Mike Karanikolas. “I am also encouraged that we returned to positive growth in net sales year-over-year during the final month of our first quarter of 2024 as well as during the first month of our second quarter of 2024.”

“I am excited by our progress on key initiatives that further improves our foundation for profitable growth,” said co-founder and co-CEO Michael Mente. “In recent months, we have delivered great progress on drivers of future growth and efficiency including product category expansion, elevating service levels in international markets, leveraging AI technology, further enhancing our digital merchandising, and efficiently investing in our brands to further strengthen our connection with the next-generation consumer.”

First Quarter 2024 Financial Summary

	Three Months Ended March 31,
	2024	2023	YoY Change
	(in thousands, except percentages)
Net sales	$270,581	$279,609	(3%)
Gross profit	$141,502	$139,220	2%
Gross margin	52.3%	49.8%
Net income	$10,873	$14,172	(23%)
Adjusted EBITDA (non-GAAP financial measure)	$13,267	$15,010	(12%)
Net cash provided by operating activities	$38,391	$48,829	(21%)
Free cash flow (non-GAAP financial measure)	$36,656	$47,681	(23%)

Operational Metrics

	Three Months Ended March 31,
	2024	2023	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,551	2,424	5%
Total orders placed	2,223	2,278	(2%)
Average order value	$299	$288	4%

Additional First Quarter 2024 Metrics and Results Commentary

•
Trailing 12-month Active customers grew to 2,551,000 as of March 31, 2024, an increase of 5% year-over-year.
•
Net sales were $270.6 million, a year-over-year decrease of 3%, which reflects increased net sales at full price in the first quarter of 2024 that were more than offset by lower net sales at a markdown year-over-year.
•
Gross profit was $141.5 million, a year-over-year increase of 2%.
•
Gross margin was 52.3%, a year-over-year increase of 250 basis points that was driven by margin expansion in the REVOLVE segment. The increased gross margin primarily reflects a higher mix of net sales at full price in the first quarter of 2024 and lower inventory valuation adjustments as compared to the first quarter of 2023.
•
Net income was $10.9 million, a year-over-year decrease of 23%, and included an insurance recovery of $2.8 million ($2.1 million, net of taxes) within other income, net.
•
Adjusted EBITDA was $13.3 million, a year-over-year decrease of 12% that primarily reflects higher general and administrative expenses in the first quarter of 2024 and increased marketing investment due to a shift in the timing of brand marketing investments year-over-year, partially offset by increased gross profit and efficiencies in selling and distribution costs year-over-year.
•
Diluted earnings per share (EPS) was $0.15, a year-over-year decrease of 21%. EPS for the first quarter of 2024 included the insurance recovery mentioned above equivalent to approximately $0.03 per share.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $229.6 million, a year-over-year decrease of 1%.
•
FWRD segment net sales were $41.0 million, a year-over-year decrease of 15%.
•
Domestic net sales were $219.1 million, a year-over-year decrease of 3%.
•
International net sales were $51.5 million, also a year-over-year decrease of 3%.

Cash Flow and Balance Sheet

•
Net cash provided by operating activities was $38.4 million and free cash flow was $36.7 million, further strengthening our balance sheet and supporting our commitment to enhance shareholder value through capital allocation. These cash flow metrics decreased 21% and 23%, respectively, versus the first quarter of 2023, when our cash flow benefited meaningfully from favorable working capital movements including a large reduction in inventory during the prior-year period.
•
Stock repurchases were $8.0 million for the first quarter ended March 31, 2024, exclusive of broker fees and excise taxes. The company repurchased 530,007 shares of its Class A common stock during the first quarter at an average cost of $15.17. $61.4 million remained available under the company's $100 million stock repurchase program as of March 31, 2024.
•
Cash and cash equivalents: The strong cash flow generation has further strengthened our balance sheet and liquidity. Cash and cash equivalents as of March 31, 2024 were $273.4 million, an increase of $28.0 million, or 11%, from $245.4 million as of December 31, 2023. Our balance sheet as of March 31, 2024 remains debt free. The year-over-year decrease in cash and cash equivalents compared to March 31, 2023 primarily reflects significant cash flow generated from operations that was more than offset by $38.6 million in stock repurchases since we established our $100 million stock repurchase program in August 2023.
•
Inventory as of March 31, 2024 was $201.8 million, an increase of $11.7 million, or 6%, from March 31, 2023.

Additional trend information regarding Revolve Group’s first quarter of 2024 financial results and operating metrics is available in the Q1 2024 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of the First Quarter of 2024

Net sales in April 2024 increased by a low single digit percentage year-over-year, a sequential improvement compared to the year-over-year trend reported for the first quarter of 2024.

2024 Business Outlook

Based on information available to us as of May 7, 2024, we are providing the following guidance for the full year ending December 31, 2024 and the second quarter ending June 30, 2024.

	Updated FY 2024 Outlook	Prior FY 2024 Outlook
Gross margin	52.5% to 53.0%	52.5% to 53.0%
Fulfillment expenses	3.3% to 3.5% of net sales	3.3% to 3.5% of net sales
Selling and distribution expenses	17.8% to 18.0% of net sales	17.8% to 18.0% of net sales
Marketing expenses	16% to 16.2% of net sales	16% to 16.2% of net sales
General and administrative expenses	$130 million to $133 million	$130 million to $133 million
Effective tax rate	24% to 26%	24% to 26%

Second Quarter 2024 Outlook
Gross margin	53.9% to 54.4%
Fulfillment expenses	3.4% of net sales
Selling and distribution expenses	18.0% of net sales
Marketing expenses	17.0% of net sales
General and administrative expenses	$34.0 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 596-4144 within the United States or (646) 968-2525 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 9618219. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (609) 800-9909 outside the United States. The replay conference ID is 9618219.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our outlook for the second quarter and full year of 2024. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflationary pressures; wars and conflicts in Ukraine/Russia, Israel/Gaza and the Middle East; other geopolitical tensions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of public health crises on our business, operations and financial results; the effect of claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2024, which we expect to file with the SEC on May 7, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$270,581	$279,609
Cost of sales	129,079	140,389
Gross profit	141,502	139,220
Operating expenses:
Fulfillment	9,393	9,071
Selling and distribution	48,438	51,458
Marketing	41,379	38,343
General and administrative	32,964	28,092
Total operating expenses	132,174	126,964
Income from operations	9,328	12,256
Other income, net	(5,321)	(6,585)
Income before income taxes	14,649	18,841
Provision for income taxes	3,776	4,669
Net income	$10,873	$14,172
Earnings per share of Class A and Class B common stock:
Basic	$0.15	$0.19
Diluted	$0.15	$0.19
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	70,919	73,370
Diluted	71,523	74,379

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$273,416	$245,449
Accounts receivable, net	14,929	12,405
Inventory	201,839	203,587
Income taxes receivable	—	1,625
Prepaid expenses and other current assets	78,555	65,523
Total current assets	568,739	528,589
Property and equipment (net of accumulated depreciation of $19,306 and $17,994 as of March 31, 2024 and December 31, 2023, respectively)	8,151	7,763
Right-of-use lease assets	36,819	36,440
Intangible assets, net	1,879	1,875
Goodwill	2,042	2,042
Other assets	2,398	2,172
Deferred income taxes	30,005	30,005
Total assets	$650,033	$608,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,000	$47,821
Income taxes payable	1,248	—
Accrued expenses	48,479	40,714
Returns reserve	84,396	63,780
Current lease liabilities	7,417	6,863
Other current liabilities	28,787	30,442
Total current liabilities	226,327	189,620
Non-current lease liabilities	33,823	34,126
Total liabilities	260,150	223,746
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 38,219,753 and 38,693,589 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	38	39
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 32,597,119 and 32,597,119 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	33	33
Additional paid-in capital	119,127	116,713
Retained earnings	270,685	268,355
Total stockholders’ equity	389,883	385,140
Total liabilities and stockholders’ equity	$650,033	$608,886

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$10,873	$14,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,343	1,218
Equity-based compensation	2,559	1,278
Changes in operating assets and liabilities:
Accounts receivable	(2,524)	(2,659)
Inventories	1,748	25,072
Income taxes receivable	1,625	1,996
Prepaid expenses and other current assets	(13,032)	(4,925)
Other assets	(226)	(442)
Accounts payable	8,179	(1,690)
Income taxes payable	1,248	2,368
Accrued expenses	7,765	(2,747)
Returns reserve	20,616	10,544
Right-of-use lease assets and current and non-current lease liabilities	(128)	534
Other current liabilities	(1,655)	4,110
Net cash provided by operating activities	38,391	48,829
Investing activities:
Purchases of property and equipment	(1,735)	(1,148)
Net cash used in investing activities	(1,735)	(1,148)
Financing activities:
Proceeds from the exercise of stock options, net of tax withholdings on share-based payment awards	(145)	161
Repurchases of Class A common stock	(8,119)	—
Net cash (used in) provided by financing activities	(8,264)	161
Effect of exchange rate changes on cash and cash equivalents	(425)	755
Net increase in cash and cash equivalents	27,967	48,597
Cash and cash equivalents, beginning of period	245,449	234,724
Cash and cash equivalents, end of period	$273,416	$283,321
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$1,599	$255
Operating leases	$2,254	$1,795
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$1,994	$20,452

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended March 31,
Net sales	2024	2023
REVOLVE	$229,589	$231,653
FWRD	40,992	47,956
Total	$270,581	$279,609

Gross profit
REVOLVE	$127,672	$120,236
FWRD	13,830	18,984
Total	$141,502	$139,220

The following table lists net sales by geographic area (in thousands):

	Three Months Ended March 31,
	2024	2023
United States	$219,133	$226,716
Rest of the world	51,448	52,893
Total	$270,581	$279,609

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands, except average order value and percentages)
Gross margin	52.3%	49.8%
Adjusted EBITDA	$13,267	$15,010
Free cash flow	$36,656	$47,681
Active customers	2,551	2,424
Total orders placed	2,223	2,278
Average order value	$299	$288

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income	$10,873	$14,172
Excluding:
Other income, net	(5,321)	(6,585)
Provision for income taxes	3,776	4,669
Depreciation and amortization	1,343	1,218
Equity-based compensation	2,559	1,278
Non-routine items(1)	37	258
Adjusted EBITDA	$13,267	$15,010

(1)	Non-routine items in the three months ended March 31, 2024 and 2023 represent accruals and fees related to two separate legal matters.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$38,391	$48,829
Purchases of property and equipment	(1,735)	$(1,148)
Free cash flow	$36,656	$47,681
Net cash used in investing activities	$(1,735)	$(1,148)
Net cash (used in) provided by financing activities	$(8,264)	$161